SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only

Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))

Definitive Additional Materials

Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

Bionutrics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

NOTICE OF SOLICITATION OF WRITTEN CONSENTS
CONSENT SOLICITATION STATEMENT
INTRODUCTION
THE CONSENT PROCEDURE
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND NAMED EXECUTIVE OFFICERS
APPROVAL OF THE ARTICLES AMENDMENT
ADDITIONAL INFORMATION
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
APPENDIX A
WRITTEN CONSENT OF STOCKHOLDERS OF BIONUTRICS, INC.
Def 14A

BIONUTRICS, INC.
2425 E. Camelback Road, Suite 650
Phoenix, Arizona 85016

NOTICE OF SOLICITATION OF WRITTEN CONSENTS

         The written consent of the holders of record of the common stock, par value $.001 per share, and the Series A Convertible Preferred Stock, par value $0.001, per share, of Bionutrics, Inc. (the “Company”) at the close of business on December 7, 2001, is requested by the Board of Directors to approve the following action, as described in the accompanying Consent Solicitation Statement:

1.	The proposed amendment to the Company’s Restated Articles of Incorporation, as amended, to eliminate the fixed number of directors therein and allow the number of directors to be increased or decreased, from time to time, in such manner as shall be provided by the bylaws of the Company.

         It is requested that your written consent, using the accompanying Consent Card, be delivered to Bionutrics, Inc., 2425 East Camelback Road, Suite 650, Phoenix, Arizona 85016 on or before December 28, 2001.

         Only holders of the outstanding common stock and preferred stock of Bionutrics, Inc. at the close of business on December 7, 2001 will be entitled to submit written consents.

Sincerely,

Ronald H. Lane President & Secretary

Phoenix, Arizona

December 14, 2001

BIONUTRICS, INC.
2425 E. Camelback Road, Suite 650
Phoenix, Arizona 85016

CONSENT SOLICITATION STATEMENT

INTRODUCTION

         This Consent Solicitation Statement is furnished by the Board of Directors of Bionutrics, Inc., a Nevada corporation (the “Company”), to the stockholders of the Company in connection with the solicitation by the Company of the written consents of the stockholders to approve the following action:

         1.     The proposed amendment to the Company’s Restated Articles of Incorporation, as amended, to eliminate the fixed number of 10 directors in the Articles and to allow the number of directors to be increased or decreased, from time to time, in such manner as shall be provided by the bylaws of the Company (the “Articles Amendment”).

         The Company intends to distribute this Consent Solicitation Statement and the accompanying Consent Card commencing on or about December 17, 2001, to the holders of record of the Company’s Common Stock, $0.001 par value per share, and Series A Convertible Preferred Stock, $0.001 par value per share, at the close of business on December 7, 2001. Written consents of stockholders representing a majority of the outstanding shares of common stock and preferred stock, voting together as a class, at the close of business on December 7, 2001 are required to approve the Articles Amendment (the “Proposal”).

         The principal executive offices of the Company are located at 2425 East Camelback Road, Suite 650, Phoenix, Arizona 85016, and the telephone number of the Company is 602-508-0112.

THE CONSENT PROCEDURE

General

         The Proposal is submitted for stockholder approval by written consent. No meeting of the stockholders will be held to vote on this matter. Only stockholders of record at the close of business on December 7, 2001 are entitled to consent, to withhold their consent, or to revoke their consent, to the Proposal.

         Consents, once dated, signed, and delivered to the Company, will remain effective unless and until revoked by written notice of revocation dated, signed, and delivered to the Company at the address set forth below on or before the time that the Company has received written consents from holders of a majority of the outstanding shares of common stock and preferred stock.

         The Proposal will be approved at such time as the Company holds unrevoked written consents of stockholders approving the Proposal representing a majority of the outstanding shares of common stock and preferred stock, considered together as a class, at the close of business on December 7, 2001. Consequently, abstentions and broker non-votes would have the effect of a vote against approval of the Proposal.

         Stockholders are requested to indicate approval of the Proposal by signing and dating the Consent Card, checking the box on the Consent Card which corresponds to the approval of the Articles Amendment and delivering the Consent Card to the Company at the address set forth below. Withholding of consent to the Proposal, or abstention with respect to the approval of the Proposal, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent to the Proposal or abstention with respect to the approval of the Proposal, and delivering the Consent Card to the Company at the address set forth below.

         A Consent Card that has been signed, dated, and delivered to the Company without any of the boxes for approval, withholding of consent, or abstention checked will constitute a consent to the Proposal.

         Consent Cards should be delivered to the Company at the following address:

Bionutrics, Inc.
2425 East Camelback Road, Suite 650
Phoenix, Arizona 85016
Attention: Secretary

         Consent Cards are requested to be delivered to the Company by December 28, 2001. Consent Cards and revocations of consents will be deemed to have been received by the Company upon actual delivery at the above address.

Absence of Appraisal Rights

         Stockholders who abstain from consenting with respect to the Proposal, or who withhold consent to the Proposal, do not have the right to an appraisal of their shares or any similar dissenters’ rights under Nevada law.

Expense of Consent Solicitation

         The Company will bear the entire cost of the solicitation of stockholder approval of the Proposal, including the preparation, assembly printing, and mailing of this Consent Solicitation Statement. In addition, the Company may reimburse certain persons for their costs in forwarding the solicitation material to stockholders. The costs of any supplemental solicitation by telephone, telegram, or personal solicitation of consents by directors, officers, or employees of the Company will be borne by the Company and no additional compensation will be paid for any of such services.

Voting Securities

         The Company’s only voting securities outstanding and entitled to vote at any special meeting, or to consent in lieu of special meeting, are the common stock and the preferred stock, which vote together as a class. Only the holders of record of the Company’s common stock and preferred stock at the close of business on December 7, 2001, the record date for the consent solicitation, are entitled to receive this Consent Solicitation Statement and to give or withhold their consent to the Proposal using the Consent Card.

         At the close of business on December 7, 2001, there were 4,352,600 shares of common stock and 591,850 shares of Preferred Stock outstanding and entitled to be counted. Each share of common stock is entitled to one vote and each share of Preferred Stock is entitled to one-fifth of one vote.

SECURITY OWNERSHIP OF
PRINCIPAL STOCKHOLDERS, DIRECTORS
AND NAMED EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to beneficial ownership of the common stock on December 7, 2001 by: (i) each director; (ii) the named executive officers as defined in the Company’s Proxy Statement for its annual meeting held in March 2001; (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent of the common stock.

	Amount
	Beneficially
Name of Beneficial Owner	Owned(1) (2)	Percent

Directors and Named Executive Officers:

Ronald H. Lane, Ph.D.(3)	814,635	18.5%

John R. Palmer (4)	49,216	1.2

Howard Schneider (5)	33,333	*

Richard Mott (6)	15,000	*

Richard M. Feldheim (7)	159,729	3.8

Daniel S. Antonelli (8)	464,201	10.9

Y. Steve Henig, Ph.D.(9)	4,200	*

William M. McCormick (10)	259,034	5.9

Milton Okin (11)	231,420	5.3

Frederick B. Rentschler (12)	41,419	*

Winston A. Salser, Ph.D.(13)	183,606	4.3

Todd A. Goergen (14)	229,000	5.3

Executive officers and directors as a group (12 persons)	2,484,793	52.2%

Other 5% Stockholders:

ACH Food Companies, Inc.(15)	460,001	10.8%

Robert B. Goergen(16)	237,200	5.5

*	Denotes less than a 1% interest in the Company

(1)	Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power and with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes shares of common stock issuable to the identified person pursuant to stock options, warrants, and convertible securities that may be exercised and converted within 60 days after December 7, 2001. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholders.

(3)	Represents shares held of record by R.H. Lane Limited Partnership of which Dr. Lane is a general partner. He shares voting power over these shares with Richard M. Feldheim, a general partner. Dr. Lane disclaims beneficial ownership of 60,000 shares held by such partnership for the benefit of other partners and 180,000 shares held by the partnership for the benefit of his wife. Includes 153,800 shares of common stock issuable upon exercise of stock options.

(4)	Includes 23,141 shares held of record by Bali Holdings LLC, a company of which Mr. Palmer is one of three members. Also includes 20,000 shares of common stock issuable upon exercise of stock options.

(5)	Represents 33,333 shares of common stock issuable upon exercise of stock options.

(6)	Represents 15,000 shares of common stock issuable upon exercise of stock options.

(7)	Includes 3,966 shares held of record by Abby’s, Inc., a corporation controlled by Mr. Feldheim, and 151,563 shares held of record by the R. M. Feldheim Limited Partnership of which Mr. Feldheim is the general partner. Does not include 653,638 shares held by R.H. Lane Limited Partnership for the benefit of other partners. He shares voting power over the shares held by Abby’s, Inc. and R.H. Lane Limited Partnership. Includes 4,200 shares of common stock issuable upon exercise of stock options.

(8)	Represents 460,001 shares of common stock held by ACH Food Companies, Inc. of which Mr. Antonelli disclaims beneficial ownership. Mr. Antonelli is the President and CEO of ACH Food Companies, Inc. Includes 4,200 shares of Commons Stock issuable upon exercise of stock options.

(9)	Represents 4,200 shares of common stock issuable upon exercise of stock options.

(10)	Includes 140,000 shares issuable upon exercise of warrants. Also includes 10,000 shares held by Mr. McCormick’s wife and 5,000 shares held by Mr. McCormick’s minor children, of which shares he disclaims beneficial ownership. Also includes 44,200 shares of common stock issuable upon exercise of stock options.

(11)	Includes 4,200 shares of common stock issuable upon exercise of stock options and 118,370 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock.

(12)	The shares are held of record by the Frederick B. Rentschler Trust. Includes 4,200 shares of common stock issuable upon exercise of stock options.

(13)	Includes 22,860 shares held by the Salser Partnerships Nos. 1, 2, and 3. Mr. Salser shares voting power with respect to these shares with other family members. Also includes 4,200 shares of common stock issuable upon exercise of stock options.

(14)	Includes 1,000 shares held by The Goergen Foundation, of which Mr. Goergen is a director, and 4,000 shares held in a trust for the benefit of Mr. Goergen, Harold Finn III, Trustee. Also includes 150,000 shares held by Ropart Investments, LLC, of which Mr. Goergen is managing member, and as to which he disclaims beneficial ownership except to the extent that his individual interest in such shares arises from his interest in such entity. Includes 74,000 shares issuable upon exercise of warrants held by Ropart Investments, LLC.

(15)	Includes 460,001 shares of common stock. The address of ACH Food Companies, Inc. is 7171 Goodlett Farms Parkway, Memphis, Tennessee 38018.

(16)	Includes 1,000 shares held by The Goergen Foundation, of which Mr. Goergen is President, and 8,000 shares held by the Robert B. Goergen Living Trust, Robert B. Goergen, Trustee. Also includes 150,000 shares held by Ropart Investments, LLC, of which Mr. Goergen is managing member, and as to which he disclaims beneficial ownership except to the extent that his individual interest in such shares arises from his interest in such entity. Includes 74,000 shares issuable upon exercise of warrants held by Ropart Investments, LLC. Also includes 4,200 shares of common stock issuable upon exercise of stock options. Robert B. Goergen is the father of Todd A. Goergen, a director of the Company. The address of Mr. Goergen is 59 Khakum Wood Road, Greenwich, Connecticut 06830.

APPROVAL OF THE ARTICLES AMENDMENT

         On September 26, 2001, the Company’s Board of Directors considered, and approved for recommendation to its stockholders, the Articles Amendment, a copy of which is attached hereto as Appendix A. The Articles, as currently in force, provide that the number of the Company’s directors shall be fixed at ten (10). The Articles Amendment provides that the number of directors shall not be fixed in the Articles, and may be increased or decreased, from time to time, in such manner as shall be provided by the bylaws of the Company.

         The bylaws of the Company state that the number of directors shall be determined by resolution of the stockholders or the Board of Directors. The number of directors may be increased or decreased to eliminate vacancies, from time to time, by the stockholders or by a majority of the directors, but shall in no event be less than one. The Articles will continue to provide for a classified Board of Directors, pursuant to which the Company’s directors are divided into three classes of directors of approximately equal numbers and staggered three-year terms. Approximately one-third of the directors will continue to stand for election each year. The provision regarding a classified Board of Directors can be revised by the Board of Directors with the consent of holders of two-thirds of the outstanding shares of common stock and preferred stock.

         The Board of Directors recommends stockholder approval of the Articles Amendment for several reasons. First, approval is required by Nevada Revised Statute 78-390(1)(b) in order for the Articles Amendment to become effective. Second, on August 23, 2001, as amended on October 5, 2001, and further amended on October 31, 2001, the Company and HealthSTAR Holdings LLC (“Holdings”) entered into that certain Private Placement Stock Purchase Agreement, dated August 23, 2001, as amended, by and among Holdings, the Company, and purchasers executing the agreement (the “Stock Purchase Agreement”).

         Pursuant to the Stock Purchase Agreement, the Company has agreed to increase the size of its Board of Directors and to appoint three designees of Holdings and one designee of the investors to fill the vacancies resulting from the increase. The three Holdings designees are Jerry Brager, Chairman and Chief Executive Officer of HealthSTAR Communications, Inc.; Frederick Frank, Vice Chairman and Senior Managing Director of Lehman Brothers, Inc. and a director of HealthSTAR Communications, Inc.; and John R. Black, Managing Director of H.I.G. Capital, LLC and a director of HealthSTAR Communications, Inc. If the Articles Amendment is not adopted, the Board of Directors will be restructured to allow the new directors to be appointed within the existing limitation of 10 directors. The Company also anticipates that it may desire to appoint additional directors in connection with future acquisitions that the Board of Directors deems to be in the best interests of the Company. Finally, the Company believes that it is in the best interest of the Company and its stockholders to be able to increase or decrease, from time to time, the number of directors when business reasons so dictate, such as in connection with new investment in the Company, or in the event of the death, resignation, or removal of one or more of the directors.

ADDITIONAL INFORMATION

         The Company files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any reports, statements, or other information that we file at the SEC’s public reference rooms in Washington D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Additional information about the Stock Purchase Agreement and the transactions contemplated thereby is contained in the Company’s Current Report on Form 8-K dated August 23, 2001, which was filed with the SEC on August 29, 2001, and in the Current Report on Form 8-K filed with the SEC on October 9, 2001 containing the press release announcing the first amendment to the Stock Purchase Agreement and in the Current Report on Form 8-K filed with the SEC on November 13, 2001 containing Amendments No. 1 and No. 2 to the Stock Purchase Agreement. The Current Reports on Form 8-K and the accompanying exhibits may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth St., N.W., Washington, D.C. 20549. Copies of this material also may be obtained from the SEC at prescribed rates. Our public filings, including the Current Reports on Form 8-K, are also available to the public from commercial document retrieval systems and at the Internet World Wide Web site maintained by the SEC at “http//www.sec.gov.”

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders of the Company for the fiscal year ending October 31, 2001, to be included in the proxy statement and form of proxy relating to such meeting, must have been received by the Company no later than October 19, 2001.

Dated: December 14, 2001

Phoenix, Arizona

APPENDIX A

PROPOSED AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION, AS AMENDED
OF
BIONUTRICS, INC.

         Article VIII of the Restated Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

ARTICLE VIII — DIRECTORS

The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders’ approval.

The number of directors shall be determined as set forth in the bylaws of the Corporation.

IMPORTANT
PLEASE COMPLETE, SIGN, AND DATE
YOUR WRITTEN CONSENT PROMPTLY AND RETURN IT
BY DECEMBER 28, 2001 TO:
BIONUTRICS, INC., 2425 E. CAMELBACK ROAD,
SUITE 650, PHOENIX, ARIZONA 85016

WRITTEN CONSENT OF STOCKHOLDERS OF
BIONUTRICS, INC.

THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF THIS CONSENT IS SIGNED, DATED, AND DELIVERED TO BIONUTRICS, INC. WITH NO DESIGNATION BY THE UNDERSIGNED, THIS CONSENT WILL CONSTITUTE THE STOCKHOLDER’S CONSENT TO AND APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION, AS AMENDED.

PLEASE SIGN NAME(S) EXACTLY AS PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND ATTORNEYS SHOULD GIVE FULL TITLE AS SUCH. WHEN SHARES ARE HELD JOINTLY, ALL SHOULD SIGN. IF THE SIGNER IS A CORPORATION, SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED PERSON. IF SHARES ARE HELD IN MORE THAN ONE CAPACITY, THIS CONSENT SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES.

The undersigned hereby takes the following action with respect to all of the shares of common stock and preferred stock of Bionutrics, Inc. that the undersigned is entitled to vote:

1.	To the proposed amendment to the Company’s Restated Articles of Incorporation, as amended, to eliminate the fixed number of directors in the Articles and allow the number of directors to be increased or decreased, from time to time, in such manner as shall be provided by the bylaws of the Company.

PLEASE MARK AS IN THIS SAMPLE

Consents	Does Not Consent	Abstains

(Please sign and date below)

Dated: _____________, 2001

Signature of Stockholder(s)

Signature of Stockholder(s)

If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

Number of shares held by Stockholder